Exhibit 99.2

Maguire Properties, Inc. Second Quarter 2004

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

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Maguire Properties, Inc. Second Quarter 2004

CORPORATE DATA

3

Maguire Properties, Inc. Second Quarter 2004

COMPANY BACKGROUND

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is one of the largest owners, managers and developers of first-class office properties in the Los Angeles metropolitan area, with a significant presence in four sub-markets: Los Angeles Central Business District, Tri-Cities (Pasadena, Burbank and Glendale), Cerritos and Orange County. The Company’s predecessor was founded in 1965 by Robert F. Maguire III and has developed over 30 million square feet of office properties nationally.

On June 27, 2003, we closed our initial public offering of 36,510,000 shares of common stock raising over $693 million in gross proceeds. On July 8, 2003, we issued an additional 5,476,500 shares of common stock as a result of the exercise of the underwriters’ over-allotment option. We received an additional $104 million of gross proceeds.

On August 29, 2003, we completed the acquisition of the remaining interests that we did not already own in Glendale Center, consisting of BankAmerica Realty Services Inc.'s 70% interest and Disney Enterprises' distribution participation interest in the property. We also completed the defeasance of the existing $37 million property mortgage. As a result of this transaction, we now hold a 100% interest in the property.

On October 15, 2003, we completed an $80 million, 10-year interest-only mortgage financing at a fixed rate of 5.73% for Glendale Center.

On November 6, 2003, we completed the acquisition of One California Plaza in Los Angeles from Metropolitan Life Insurance Company. The purchase price was approximately $225.0 million, which was funded through cash on hand and a $146.3 million seven-year mortgage loan at a fixed interest rate of 4.73% provided by Metropolitan Life Insurance Company.

On January 23, 2004, we completed the offering of 10 million shares of 7.625% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) for total gross proceeds of $250 million, including the exercise of the underwriters’ over-allotment option.

On April 14, 2004, we completed the acquisition of the Park Place office campus in Orange County, California from an affiliate of Blackstone Real Estate Advisors. The purchase price was approximately $260.0 million including the assumption of existing mortgage and mezzanine financing of approximately $164.0 million. The remainder was funded through proceeds of the 7.625% Series A Cumulative Redeemable Preferred Stock offering.

On July 23, 2004, we completed the acquisition of Park Place II in Orange County, California. The purchase price was approximately $215.0 million, which was funded through a $140.0 million bridge loan. The remainder was funded through proceeds of the 7.625% Series A Cumulative Redeemable Preferred Stock offering.

We currently own a portfolio, including Park Place II, totaling approximately 13.0 million square feet consisting of eleven office properties with approximately 9.1 million net rentable square feet, one 350-room hotel with 266,000 square feet, and total on and off-site structured parking of approximately 3.7 million square feet, plus surface parking, which in total accommodates a capacity of over 19,000 vehicles. We also own an undeveloped two-acre land parcel adjacent to an existing office property that we believe can support approximately 300,000 net rentable square feet of office development, and land and a development agreement relating to Park Place II that we believe can support approximately 2.0 million square feet of mixed-use improvements.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC). Additional information about us and our properties is also available at our website www.maguireproperties.com.

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Maguire Properties, Inc. Second Quarter 2004

INVESTOR INFORMATION

333 South Grand Avenue
Suite 400
Los Angeles, CA 90071
(213) 626-3300
(213) 687-4758 (fax)

- SENIOR MANAGEMENT -

Robert F. Maguire III	Chairman of the Board and Co-CEO	William H. Flaherty	SVP, Leasing
Richard I. Gilchrist	President and Co-CEO	Robert P. Goodwin	SVP, Development
Dallas E. Lucas	Executive Vice President, Chief Financial Officer	Daniel F. Gifford	SVP, Asset Management
Mark T. Lammas	SVP, General Counsel	Timothy H. Walker	SVP, Marketing
Javier F. Bitar	SVP, Finance	Peggy M. Moretti	VP, Investor Relations

- CORPORATE -
Investor Relations Contact: Peggy M. Moretti (213) 626-3300
Please visit our corporate website at: www.maguireproperties.com

EQUITY RESEARCH COVERAGE

A.G. Edwards & Sons	David AuBuchon	(314) 955-5452
Banc of America Securities	Ross Nussbaum	(212) 847-5677
Deutsche Bank Alex. Brown	John Perry	(212) 250-5182
Green Street Advisors	Jim Sullivan	(949) 640-8780
Legg Mason	David Fick	(410) 454-5018
Lehman Brothers	David Shulman	(212) 526-3413
Raymond James & Associates	Paul Puryear	(727) 567-3800
RBC Capital Markets	Jay Leupp	(415) 633-8588
Salomon Smith Barney	Jonathan Litt	(212) 816-0231
UBS Warburg	Keith Mills	(212) 713-3098
Wachovia Securities	Christopher Haley	(443) 263-6773

TRANSFER AGENT

Continental Stock Transfer and Trust Company
17 Battery Place
8th Floor
New York, NY 10004
(212) 845-3215

TIMING

Quarterly results for the remainder of 2004 will be announced according to the following anticipated schedule:

Third Quarter	Early November
Fourth Quarter	Early February

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Maguire Properties, Inc. Second Quarter 2004

COMMON STOCK DATA (NYSE: MPG)

Maguire Properties' common stock is traded primarily on the New York Stock Exchange under the symbol: MPG. MPG's common stock since the initial public offering on June 24, 2003 has had the following characteristics (based on New York Stock Exchange closing prices):

	2nd Quarter 2004	1st Quarter 2004	4th Quarter 2003	3rd Quarter 2003

High Price	$26.51	$25.60	$24.46	$20.65
Low Price	$20.95	$22.55	$20.32	$19.30
Closing Price	$24.77	$25.60	$24.30	$20.50
Dividends per share - Annualized	$1.60	$1.60	$1.60	$1.60	(1)
Closing Dividend Yield - Annualized	6.46%	6.25%	6.58%	7.80%
Closing Common Shares and Limited Partnership Units Outstanding (thousands)	53,787	53,645	53,645	53,645
Closing Market Value of Common Shares and Limited Partnership Units Outstanding (thousands)	$1,332,292	$1,373,315	$1,303,576	$1,099,724

(1)
This dividend consists of our regular quarterly dividend of $0.40 per common share for the period from July 1, 2003 through September 30, 2003. An additional amount of $0.0176 per common share covering the period from the completion of our initial public offering on June 27, 2003 through June 30, 2003 was included in the dividend declared during the third quarter.

DIVIDENDS PER SHARE

	2nd Quarter 2004	1st Quarter 2004		4th Quarter 2003	3rd Quarter 2003

Common Stock
Amount	$0.4000	$0.4000		$0.4000	$0.4176	(2)
Declared	June 23, 2004	March 15, 2004		December 15, 2003	September 15, 2003
Record	June 30, 2004	March 31, 2004		December 31, 2003	September 30, 2003
Paid	July 30, 2004	April 30, 2004		January 30, 2004	October 31, 2003
Preferred Stock
Amount	$0.4766	$0.51892	(3)
Declared	June 23, 2004	March 15, 2004
Record	June 30, 2004	March 31, 2004
Paid	July 30, 2004	April 30, 2004

(2)	Includes $0.0176 per common share covering the period from the completion of our initial public offering on June 27, 2003 through June 30, 2003.

(3)	Includes $0.04236 per preferred share covering the period from the completion of our preferred stock offering on January 23, 2004 through January 31, 2004.

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Maguire Properties, Inc. Second Quarter 2004

CONSOLIDATED FINANCIAL RESULTS

7

Maguire Properties, Inc. Second Quarter 2004

FINANCIAL HIGHLIGHTS
(unaudited and in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003

Income Items:
Revenue (1)	$81,159	$73,091	$70,208	$62,523
Straight line rent	$2,575	$1,399	$726	$713
Fair value lease revenue (2)	$585	$598	$916	$567
Lease termination fees	$–	$274	$–	$–
Office property operating margin (3)	66.4%	65.8%	65.0%	67.0%
Net income allocable to common shareholders	$4,320	$5,928	$8,030	$7,196

Funds from operations (FFO) available
to common shareholders (4)	$21,000	$19,435	$21,227	$18,064
FFO per common share - basic (4)	$0.50	$0.46	$0.50	$0.43
FFO per common share - diluted (4)	$0.49	$0.46	$0.50	$0.43
FFO per common share before loss from early
extinguishment of debt - basic (4)	$0.50	$0.46	$0.50	$0.48
FFO per common share before loss from early
extinguishment of debt - diluted (4)	$0.49	$0.46	$0.50	$0.48
Net income per common share - basic and diluted	$0.10	$0.14	$0.19	$0.17
Dividends declared per common share	$0.40	$0.40	$0.40	$0.42
Dividends declared per preferred share(5)	$0.48	$0.52	$–	$–

Ratios:
Interest coverage ratio (6)	3.22	3.20	3.24	3.27
Fixed-charge coverage ratio (7)	2.39	2.47	3.18	3.19
FFO payout ratio (8)	81.6%	87.1%	80.0%	97.6%
AFFO payout ratio (9)	127.3%	98.8%	85.6%	93.6%

Capitalization:
Total consolidated debt	$1,375,250	$1,211,250	$1,211,250	$985,000
Preferred stock @ quarter end	$250,000	$250,000	$–	$–
Common stock price @ quarter end	$24.77	$25.60	$24.30	$20.50
Common equity value @ quarter end (10)	$1,332,292	$1,373,315	$1,303,576	$1,099,724
Total market capitalization	$2,957,542	$2,834,565	$2,514,826	$2,084,724
Debt / total market capitalization	46.5%	42.7%	48.2%	47.2%
Debt plus preferred stock / total market capitalization	55.0%	51.6%	48.2%	47.2%

(1)	Includes gross revenue from hotel operations of $5,285, $5,199, $5,144 and $4,392 for the three months ended June 30, 2004, March 31, 2004, December 31, 2003 and September 30, 2003, respectively.

(2)	Represents the net adjustment for above and below market leases which are being amortized over the term of the respective leases at the investment date.

(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance expense, real estate taxes and parking expenses) / rental, tenant reimbursement and parking revenues.

(4)	For a definition and discussion of FFO, see page 31. For a quantitative reconciliation of the differences between FFO and net income, see page 11.

(5)
Preferred dividend declared for three months ended July 31, 2004 and for the prorated period from and including the preferred stock offering closing date of January 23, 2004, to and including April 30, 2004.

(6)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $46,555, $42,250, $40,528 and $34,424, respectively divided by cash interest expense of $14,441, $13,221, $12,500 and $10,525, respectively, see page 15. For a discussion of EBITDA, see page 32. For a quantitative reconciliation of the differences between EBITDA and net income, see page 13.

(7)	Calculated as EBITDA of $46,555, $42,250, $40,528 and $34,424, respectively divided by fixed charges of of $19,486, $17,095, $12,764 and $10,786, see page 15.

(8)	Calculated as dividend declared per common share divided by FFO per common share - diluted.

(9)
Calculated as common stock dividends and distributions declared of $21,515, $21,458, $21,458 and $22,402, respectively, divided by AFFO of $16,905, $21,722, $25,084 and $23,923, respectively. For a definition and discussion of AFFO, see page 31. For a quantitative reconciliation of the differences between AFFO and FFO, see page 12.

(10)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our common stock.

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Maguire Properties, Inc. Second Quarter 2004

CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003

	(unaudited)	(unaudited)		(unaudited)

Assets
Investments in real estate:	$1,926,236	$1,687,247	$1,683,901	$1,453,049
Less: accumulated depreciation and amortization	(161,594)	(144,882)	(130,452)	(116,540)

Net Investments in real estate	1,764,642	1,542,365	1,553,449	1,336,509
Cash and cash equivalents including restricted cash	196,529	309,442	82,899	92,918
Rents, deferred rents and other receivables	28,451	26,730	24,623	23,220
Deferred charges, net	140,757	93,686	98,567	89,401
Other assets	62,917	54,273	46,380	52,029

Total assets	$2,193,296	$2,026,496	$1,805,918	$1,594,077

Liabilities and stockholders' equity and owners' deficit
Loans payable	$1,375,250	$1,211,250	$1,211,250	$985,000
Dividends and distributions payable	24,692	25,059	21,458	22,402
Accounts payable, accrued interest payable and other liabilities	71,075	61,900	64,753	74,718
Acquired lease obligations	75,792	73,415	76,455	72,618

Total liabilities	1,546,809	1,371,624	1,373,916	1,154,738

Minority interests	82,969	84,917	88,578	90,082

Stockholders' equity
Common and preferred stock and additional paid in capital	$647,513	$647,282	$406,559	$407,427
Accumulated deficit and dividends	(89,808)	(77,014)	(65,884)	(56,854)
Unearned and accrued stock compensation, net	(3,153)	(3,294)	(3,800)	(5,389)
Accumulated other comprehensive income, net	8,966	2,981	6,549	4,073

Total stockholders' equity	563,518	569,955	343,424	349,257

Total liabilities, minority interests and stockholders' equity	$2,193,296	$2,026,496	$1,805,918	$1,594,077

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Maguire Properties, Inc. Second Quarter 2004

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts )
(unaudited)

	Three Months Ended

	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003

Revenue:
Rental	$47,285	$38,841	$37,792	$33,986
Tenant reimbursements	18,793	19,860	18,535	16,070
Hotel operations	5,285	5,199	5,144	4,392
Parking	8,324	7,643	7,133	6,371
Management, leasing and development services to affiliates	956	697	1,425	1,313
Other	516	851	179	391

Total revenue	81,159	73,091	70,208	62,523

Expenses:
Rental property operating and maintenance	17,212	15,295	14,427	12,599
Hotel operating and maintenance	3,574	3,711	3,495	3,287
Real estate taxes	5,532	5,320	5,874	4,757
Parking expenses	2,224	2,079	1,965	1,680
General and administrative	5,391	3,763	3,398	3,028
Depreciation and amortization	21,043	17,082	16,711	13,696
Interest	15,312	14,110	13,716	11,650
Loss from early extinguishment of debt	–	–	–	2,431
Other	671	673	521	286

Total expenses	70,959	62,033	60,107	53,414

Income before equity in net income (loss) of real estate entities
and minority interests	10,200	11,058	10,101	9,109
Equity in net income of real estate entities	–	–	–	(31)

Income before minority interests	10,200	11,058	10,101	9,078
Minority interests	1,114	1,529	2,071	1,882

Net income	9,086	9,529	8,030	7,196
Preferred stock dividends	4,766	3,601	–	–

Net income allocable to common shareholders	$4,320	$5,928	$8,030	$7,196

Net income per common share - basic and diluted	$0.10	$0.14	$0.19	$0.17

Weighted-average shares outstanding - basic	42,334,249	42,329,921	42,329,921	41,913,231

Weighted-average shares outstanding - diluted	42,487,711	42,578,570	42,496,536	41,974,245

Weighted-average fully diluted shares and units	53,487,109	53,577,968	53,495,934	52,973,643

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Maguire Properties, Inc. Second Quarter 2004

FUNDS FROM OPERATIONS (1)
(in thousands, except for per share amounts )
(unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003

Reconciliation of net income to funds from operations:
Net income allocable to common shareholders	$4,320	$5,928	$8,030	$7,196
Adjustments:
Minority interests	1,114	1,529	2,071	1,882
Real estate depreciation and amortization	20,982	16,991	16,599	13,584
Share of real estate depreciation and
amortization of an unconsolidated property	–	–	–	117

Funds from operations allocable to common shareholders
and unitholders (FFO)	$26,416	$24,448	$26,700	$22,779

Company share of FFO (2)	$21,000	$19,435	$21,227	$18,064

FFO per share - basic	$0.50	$0.46	$0.50	$0.43	(3)

FFO per share - diluted	$0.49	$0.46	$0.50	$0.43	(3)

Weighted-average shares outstanding - basic	42,334,249	42,329,921	42,329,921	41,913,231

Weighted-average shares outstanding - diluted	42,487,711	42,578,570	42,496,536	41,974,245

(1)	For the definition and discussion of FFO, see page 31.

(2)	Based on a weighted-average of 79.50% interest in operating partnership for three months ended June 30, 2004, March 31, 2004 and December 31, 2003 and 79.30% for September 30, 2003.

(3)
Funds from operations for the three months ended September 30, 2003 was decreased by $2,431, which represents a loss on the extinguishment of debt resulting from the defeasance of the Glendale Center mortgage in connection with the acquisition of interests in the property. Absent the impact of this item, FFO per share would have been $0.48, calculated as above.

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Maguire Properties, Inc. Second Quarter 2004

ADJUSTED FUNDS FROM OPERATIONS (1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003

FFO	$26,416	$24,448	$26,700	$22,779
Non-real estate depreciation	61	91	112	112
Amortization of deferred financing fees	990	1,014	974	1,125
Accretion (amortization) of interest rate swap sold	(119)	(125)	239	–
Non-cash stock compensation	181	636	608	608
Loss from early extinguishment of debt	–	–	–	2,431
Straight-line rents	(2,575)	(1,399)	(726)	(713)
Fair value lease revenue	(585)	(598)	(916)	(567)
Capital lease principal payments	(279)	(273)	(261)	(261)
Capitalized leasing payroll	(93)	(236)	(227)	(294)
Non-recoverable capital expenditures	(418)	(237)	(31)	(6)
Recoverable capital expenditures	(656)	(184)	(4)	(248)
Hotel improvements, equipment upgrades and replacements (2)	(68)	(13)	(193)	(114)
2nd generation tenant improvements and leasing commissions (3) (4)	(5,950)	(1,402)	(1,191)	(929)

Adjusted funds from operations (AFFO)	$16,905	$21,722	$25,084	$23,923

(1)	For the definition and computation method of AFFO, see page 31. For a quantitative reconciliation of the differences between AFFO and cash flow from operating activities, see page 13.

(2)
Excludes $1.9 million, $0.7 million, $0.3 million and $0 of expenditures for the three months ended June 30, 2004, March 31, 2004, December 31, 2003 and September 30, 2003, respectively related to the renovation of the hotel. See page 29.

(3)
Excludes 2nd generation tenant improvements and leasing commissions of $4.4 million, $6.7 million, $8.0 million and $14.6 million, for the three months ended June 30, 2004, March 31, 2004, December 31, 2003 and September 30, 2003, respectively, related to leases executed prior to and fully reserved ($35.2 million) at the Offering. Principal leases comprising the $35.2 million reserve include tenants such as US Bancorp, Wealth & Tax Advisory, Latham & Watkins, Morrison & Forester, Gibson Dunn & Crutcher and Payden & Rygel. As of June 30, 2004, $4.0 million of this reserve remains.

(4)
Excludes 1st generation tenant improvements and leasing commissions of $2.1 million, $0.9 million, $0.2 million and $0, for the three months ended June 30, 2004, March 31, 2004, December 31, 2003 and September 30, 2003, respectively.

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Maguire Properties, Inc. Second Quarter 2004

RECONCILIATION OF
EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION AND AMORTIZATION (1)
AND ADJUSTED FUNDS FROM OPERATIONS (2)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003

Reconciliation of net income to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net Income	$9,086	$9,529	$8,030	$7,196
Add: minority interest	1,114	1,529	2,071	1,882
interest expense	15,312	14,110	13,716	11,650
depreciation and amortization	21,043	17,082	16,711	13,696

EBITDA	$46,555	$42,250	$40,528	$34,424

(1)	For the definition and discussion of EBITDA, see page 32.

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):
Cash flows from operating activities	$20,882	$20,253	$10,937	$5,762
Distributions received from real estate entity	–	–	–	(144)
Share of depreciation and amortization of an unconsolidated property	–	–	–	(117)
Equity in net loss of real estate entity	–	–	–	(31)
Defeasance payment on early extinguishment of debt	–	–	–	6,747
Changes in other assets and liabilities	3,115	3,305	15,566	13,003
Non-recoverable capital expenditures	(418)	(237)	(31)	(6)
Recoverable capital expenditures	(656)	(184)	(4)	(248)
Hotel improvements, equipment upgrades and replacements	(68)	(13)	(193)	(114)
2nd generation tenant improvements and leasing commissions	(5,950)	(1,402)	(1,191)	(929)

AFFO	$16,905	$21,722	$25,084	$23,923

(2)	For the definition and discussion of adjusted funds from operations, see page 31.

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Maguire Properties, Inc. Second Quarter 2004

CAPITAL STRUCTURE

Consolidated Debt
(in thousands)

Aggregate Principal
June 30, 2004

Mortgage and Other Secured Loans Payable	$1,375,250
Secured Credit Facility	–

Total Debt	$1,375,250

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred Stock	10,000	250,000

	Shares & Units Outstanding	Market Value (1)

Common Stock	42,787.1	$1,059,837
Operating Partnership Units	10,999.4	272,455

Total Common Equity	53,786.5	$1,332,292

Total Market Capitalization		$2,957,542

(1)	Value based on the New York Stock Exchange closing price of $24.77 on June 30, 2004.

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Maguire Properties, Inc. Second Quarter 2004

DEBT SUMMARY

Consolidated Debt Analysis (in thousands)

	Maturity Date		Principal Balance as of June 30, 2004	% of Debt	Interest Rate as of June 30, 2004

Floating Rate Debt
Gas Company Tower & 808 South Olive			$280,000	20.36%	3.70%
Floating rate debt	July 7, 2008		30,000	2.18%	7.67%
Interest rate swapped debt	July 6, 2007		250,000	18.18%	3.23%
KPMG Tower	August 31, 2005	(1)	195,000	14.18%	2.99%
Park Place	November 9, 2004	(1)	164,000	11.93%	3.43%
Credit Facility	June 27, 2006		–	0.00%	3.49%
Interest rate swapped debt (2)			(250,000)	(18.18)%	3.23%

Total Unhedged Floating Rate Debt			$389,000	28.29%	3.53%

Fixed Rate and Hedged Variable Rate Debt
US Bank Tower	July 1, 2013		260,000	18.91%	4.66%
Wells Fargo Tower	July 1, 2010		250,000	18.18%	4.68%
One California Plaza	December 1, 2010		146,250	10.63%	4.73%
Glendale Center	November 1, 2013		80,000	5.82%	5.73%
Interest rate swapped debt (2)			250,000	18.18%	3.23%

Total Fixed Rate and Hedged Variable Rate Debt			$986,250	71.71%	4.40%

Total Consolidated Debt			$1,375,250	100.00%	4.15%

(1)	The company has obtained commitments for the following new fixed rate loans that are expected to close in November 2004:
KPMG Tower - $210 million, 7-year loan bearing interest at 5.14%.
Park Place - $170 million, 10-year loan bearing interest at 5.64%.

(2)	The interest rate swap was sold on July 28, 2004.

Credit Facility
(in thousands)

	Maximum Available	Currently Available	Drawn

Secured Line of Credit	$ 100,000	$ 86,742	$ 0

Floating vs. Fixed Rate Det
as of June 30, 2004

Financial Ratios

Interest coverage (a)	3.22
Fixed-charge coverage (b)	2.39
Debt to total market capitalization (c)	46.5%
Debt plus preferred stock to total market capitalization (d)	55.0%

(a)	EBITDA divided by cash interest expense. Cash interest expense relates to indebtedness and capital leases less amortized deferred financing fees and amortization of the sold interest rate swap.

(b)	Same as (a) except denominator includes scheduled debt principal payments, capital lease principal payments and preferred dividends.

(c)
Mortgage debt and other loans divided by mortgage debt and other loans plus preferred stock and the market value of outstanding common stock and operating partnership units, assuming the conversion of operating partnership units into shares of our common stock.

(d)	Same as (c) except numerator includes preferred stock.

15

Maguire Properties, Inc. Second Quarter 2004

DEBT MATURITIES

Property	2004		2005		2006	2007		2008		Thereafter	Total

US Bank Tower	$–		$–		$–	$–		$–		$260,000	$260,000
Gas Company Tower	–		–		–	250,000	(2)	30,000	(3)	–	280,000
Wells Fargo Tower	–		–		1,507	3,815		3,967		240,711	250,000
KPMG Tower	–		195,000	(1)	–	–		–		–	195,000
One California Plaza	–		–		–	239		2,825		143,186	146,250
Glendale Center	–		–		–	–		–		80,000	80,000
Park Place	164,000	(1)	–		–	–		–		–	164,000

Total	$164,000		$195,000		$1,507	$254,054		$36,792		$723,897	$1,375,250

Weighted Average Rates	3.43%		2.99%		4.68%	3.25%		7.12%		4.80%	4.15%

(1)	The company has obtained commitments for the following new fixed rate loans that are expected to close in November 2004:
KPMG Tower - $210 million, 7-year loan bearing interest at 5.14%.
Park Place - $170 million, 10-year loan bearing interest at 5.64%.

(2)	A one-year extension option available.

(3)	Maturity accelerated to 2007 if the Gas Company Tower mortgage and junior mezzanine debt is not extended to 2008.

16

Maguire Properties, Inc. Second Quarter 2004

PORTFOLIO DATA

17

Maguire Properties, Inc. Second Quarter 2004

PORTFOLIO OVERVIEW - SQUARE FOOTAGE
Rentable Square Feet of Office Properties by Location

	Property SF

Los Angeles County
Los Angeles Central Business District
US Bank Tower	1,376,190
Gas Company Tower & 808 South Olive	1,335,964
Wells Fargo Tower	1,381,699
KPMG Tower	1,133,678
One California Plaza	982,260

Total Los Angeles Central Business District	6,209,791

Tri-Cities
Pasadena - Plaza Las Fuentes	185,377
Glendale - Glendale Center	382,888

Total Tri-Cities	568,265

Cerritos
Cerritos Corporate Center - Phase I	221,968
Cerritos Corporate Center - Phase II	104,567

Total Cerritos	326,535

Total Los Angeles County	7,104,591

Orange County
John Wayne Airport Submarket
Park Place	1,737,265

Total John Wayne Airport Submarket	1,737,265

Total Orange County	1,737,265

Total Office Properties	8,841,856	(1)

Hotel Property

	Number of Rooms	Hotel SF

Westin Hotel, Pasadena, CA	350	266,000

Garage Properties

	Vehicle Capacity		Garage SF

On-Site Parking
US Bank Tower	513		230,650
Gas Company Tower	1,161		319,581
Wells Fargo Tower	1,393		426,926
KPMG Tower	820		251,313
One California Plaza	1,313		176,500
Glendale Center	1,400		486,287
Cerritos Corporate Center - Phase I	769		221,856
Cerritos Corporate Center - Phase II	696		194,434
Off-Site Garages
808 South Olive Garage	928		345,933
Westlawn Garage	1,047		363,906
X-2 Garage	774		248,248

Total Garage Properties	10,814	(2)	3,265,634

Total Portfolio			12,373,490

(1)	Increased from 7,094,190 square feet at March 31, 2004 due to acquisition of Park Place on April 14, 2004 and additional 10,401 square feet from remeasurement of new and renewed leases.

(2)	Actual vehicles under monthly contract are 12,539 due to oversell factor.

18

Maguire Properties, Inc. Second Quarter 2004

PORTFOLIO LISTING - OCCUPANCY AND IN-PLACE RENTS

Property	Sub-Market	Square Feet	% Leased	Rent (1)	Annualized Rent $/RSF (2)

US Bank Tower	Los Angeles Central Business District	1,376,190	90.0%	$36,018,108	$29.09
Gas Company Tower	Los Angeles Central Business District	1,335,964	98.5%	34,803,888	26.44
Wells Fargo Tower	Los Angeles Central Business District	1,381,699	82.9%	22,007,354	19.21
KPMG Tower	Los Angeles Central Business District	1,133,678	92.0%	19,877,882	19.06
One California Plaza	Los Angeles Central Business District	982,260	91.8%	13,784,690	15.28
Plaza Las Fuentes	Tri-Cities	185,377	96.5%	3,309,661	18.50
Glendale Center	Tri-Cities	382,888	100.0%	7,416,764	19.37
Cerritos - Phase I	Cerritos Office	221,968	100.0%	5,367,540	24.18
Cerritos - Phase II	Cerritos Office	104,567	100.0%	2,141,371	20.48
Park Place	John Wayne Airport	1,737,265	96.3%	21,559,114	12.89

Total/Weighted Average		8,841,856	92.8%	$166,286,372	$20.26

	% Leased	% Leased	% Leased	% Leased	% Leased
	Q2 2004	Q1 2004	Q4 2003	Q3 2003	Q2 2003

US Bank Tower	90.0%	90.4%	90.4%	90.4%	90.6%
Gas Company Tower	98.5%	98.2%	96.4%	96.1%	96.1%
Wells Fargo Tower	82.9%	82.8%	83.6%	88.9%	89.2%
KPMG Tower	92.0%	86.8%	87.0%	87.8%	90.2%
One California Plaza	91.8%	92.1%	91.0%	92.9%	92.9%
Plaza Las Fuentes	96.5%	89.7%	91.3%	95.8%	94.1%
Glendale Center	100.0%	100.0%	100.0%	100.0%	96.8%
Cerritos - Phase I	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	100.0%	100.0%	100.0%	100.0%	100.0%
Park Place	96.3%	96.8%	96.8%	97.2%	86.8%

Total Portfolio	92.8%	92.1%	91.9%	93.2%	91.4%

(1)
Annualized rent represents the annualized monthly contractual rent under existing leases as of June 30, 2004. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.

19

Maguire Properties, Inc. Second Quarter 2004

MAJOR TENANTS

	Tenant	Number of Locations	Annualized Rent (1)	% of Total Annualized Rent	Total Leased Square Feet	% of Aggregate Leased Square Feet of Existing Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating /National Recognition (3)

	Rated
1	Southern California Gas Company	1	$16,807,927	10.1%	576,516	7.0%	88	A
2	Wells Fargo Bank	2	10,593,312	6.4%	432,855	5.3%	68	AA
3	Sempra (Pacific Enterprises)	1	8,504,539	5.1%	225,756	2.7%	72	A
4	AT&T Wireless	2	7,508,911	4.5%	326,535	4.0%	110	BBB
5	ConAgra, Inc.	1	4,989,050	3.0%	393,317	4.8%	74	BBB+
6	Los Angeles Unified School District	1	4,978,817	3.0%	260,498	3.2%	23	AA-
7	Bank of America	3	3,685,009	2.2%	205,352	2.5%	68	AA-
8	Disney Enterprises	1	3,085,885	1.8%	156,215	1.9%	84	BBB+
9	US Bank	1	2,440,483	1.5%	121,645	1.5%	132	AA-
10	Balboa Insurance Company	1	1,957,461	1.2%	136,466	1.6%	101	A

Total Rated / Weighted Average (2)			64,551,394	38.8%	2,835,155	34.5%	79

Unrated - Nationally Recognized
11	Latham & Watkins	2	10,038,237	6.1%	361,524	4.4%	75	4th Largest US Law Firm
12	Gibson Dunn & Crutcher	1	7,178,243	4.3%	268,268	3.3%	161	15th Largest US Law Firm
13	Morrison & Foerster	1	7,009,070	4.2%	192,775	2.3%	88	21st Largest US Law Firm
14	Jones, Day, Reavis & Pogue	1	4,982,380	3.0%	152,166	1.9%	28	3rd Largest US Law Firm
15	Munger Tolles & Olson	1	3,835,466	2.3%	160,682	2.0%	212	Prominent Regional Law Firm
16	White & Case	1	3,792,160	2.3%	94,804	1.2%	89	9th Largest US Law Firm
17	Bingham McCutchen	2	3,621,599	2.2%	182,393	2.2%	68	29th Largest US Law Firm
18	KPMG	1	2,774,943	1.7%	175,525	2.1%	120	4th Largest US Accounting Firm
19	Dept. of Transportation (CALTRANS)	1	2,348,996	1.4%	208,156	2.5%	80	State Government Agency
20	Sidley Austin Brown & Wood	1	2,199,680	1.3%	147,237	1.8%	54	5th Largest US Law Firm

Total Unrated / Weighted Average (2)			47,780,774	28.8%	1,943,530	23.7%	99

Total / Weighted Average (2)			$112,332,168	67.6%	4,778,685	58.2%	89

(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of June 30, 2004, multiplied by 12; for those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	The weighted average calculation is based on the net rentable square feet leased by each tenant.

(3)	S&P credit ratings are as of June 30, 2004, and rankings of law firms are based on total gross revenue in 2002 as reported by American Lawyer Media's LAW.com.

20

Maguire Properties, Inc. Second Quarter 2004

NORTH AMERICAN INDUSTRIAL CLASSIFICATION SYSTEM DESCRIPTON

Note: Percentage is based upon leased square feet.

21

Maguire Properties, Inc. Second Quarter 2004

LEASE EXPIRATIONS - Total Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Gross Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	636,104	7.2%
2004	260,271	2.9%	4,353,514	2.6%	16.73	16.73
2005	650,866	7.4%	14,843,492	8.9%	22.81	22.78
2006	871,871	9.9%	18,574,945	11.2%	21.30	21.81
2007	436,593	4.9%	7,517,479	4.5%	17.22	18.48
2008	500,238	5.6%	7,481,418	4.5%	14.96	15.76
2009	671,478	7.6%	14,015,319	8.4%	20.87	22.35
2010	989,897	11.2%	19,055,485	11.5%	19.25	21.88
2011	1,398,789	15.8%	29,490,043	17.7%	21.08	27.42
2012	394,503	4.5%	6,611,483	4.0%	16.76	20.82
2013	775,881	8.8%	15,970,220	9.6%	20.58	20.94
Thereafter	1,255,365	14.2%	28,372,974	17.1%	22.60	24.82

Total	8,841,856	100.0%	$166,286,372	100.0%	$20.26	$22.52

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2004	72,921	0.8%	$1,019,542	0.6%	$13.98	$13.98
4th Quarter 2004 (3)	187,350	2.1%	$3,333,972	2.0%	$17.80	$17.80
1st Quarter 2005	193,731	2.2%	$6,628,157	4.0%	$34.21	$34.23
2nd Quarter 2005	127,089	1.4%	$1,962,810	1.2%	$15.44	$15.85

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

22

Maguire Properties, Inc. Second Quarter 2004

LEASE EXPIRATIONS - Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentageof Gross AnnualizedRent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	571,118	8.0%
2004	131,979	1.9%	2,623,065	1.8%	19.87	19.87
2005	572,242	8.1%	13,487,790	9.3%	23.57	23.40
2006	811,427	11.4%	17,711,722	12.2%	21.83	22.24
2007	341,920	4.8%	6,216,633	4.3%	18.18	19.37
2008	322,238	4.5%	5,188,665	3.6%	16.10	16.32
2009	440,628	6.2%	11,320,596	7.8%	25.69	26.08
2010	433,123	6.1%	12,040,523	8.3%	27.80	30.14
2011	1,190,633	16.8%	27,141,048	18.9%	22.80	29.00
2012	258,037	3.6%	4,654,022	3.2%	18.04	22.67
2013	775,881	10.9%	15,970,220	11.0%	20.58	20.94
Thereafter	1,255,365	17.7%	28,372,974	19.6%	22.63	24.82

Total	7,104,591	100.0%	$144,727,258	100.0%	$22.15	$24.23

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2004	39,370	0.6%	$690,908	0.5%	$17.55	$17.55
4th Quarter 2004 (3)	92,609	1.3%	$1,932,157	1.3%	$20.86	$20.86
1st Quarter 2005	185,254	2.6%	$6,463,855	4.5%	$34.89	$34.89
2nd Quarter 2005	122,046	1.7%	$1,854,266	1.3%	$15.19	$15.62

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

23

Maguire Properties, Inc. Second Quarter 2004

LEASE EXPIRATIONS - Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentageof Aggregate Square Feet	Annualized Rent	Percentage of Gross Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	64,986	3.7%
2004	128,292	7.4%	1,730,449	8.0%	13.49	13.49
2005	78,624	4.5%	1,355,702	6.3%	17.24	18.28
2006	60,444	3.5%	863,223	4.0%	14.28	16.07
2007	94,673	5.4%	1,300,846	6.0%	13.74	15.26
2008	178,000	10.2%	2,292,753	10.6%	12.88	14.75
2009	230,850	13.3%	2,694,723	12.5%	11.67	15.24
2010	556,774	32.1%	7,014,962	32.6%	12.60	15.46
2011	208,156	12.0%	2,348,995	10.9%	11.28	18.33
2012	136,466	7.9%	1,957,461	9.1%	14.34	17.31
2013	–	0.0%	–	0.0%	–	–
Thereafter	–	0.0%	–	0.0%	–	–

Total	1,737,265	100.0%	$21,559,114	100.0%	$12.89	$15.86

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2004	33,551	1.9%	$328,634	1.5%	$9.80	$9.80
4th Quarter 2004 (3)	94,741	5.5%	$1,401,815	6.5%	$14.80	$14.80
1st Quarter 2005	8,477	0.5%	$164,302	0.8%	$19.38	$19.74
2nd Quarter 2005	5,043	0.3%	$108,544	0.5%	$21.52	$21.52

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

24

Maguire Properties, Inc. Second Quarter 2004

LEASING ACTIVITY

	For the Three Months Ended June 30, 2004	% Leased

Leased Square Feet as of March 31, 2004	6,455,775	91.0%
Recent Acquisition: Park Place	1,685,653

Leased Square Feet as of March 31, 2004, including Park Place	8,141,428	92.1%
Expirations	(243,206)	(2.8)%
New Leases	274,211	3.1%
Renewals	33,319	0.4%

Leased Square Feet as of June 30, 2004	8,205,752	92.8%

Cash Rent Growth (1)
Expiring Rate per Square Foot		$24.89
New / Renewed Rate per Square Foot		$21.16
Percentage Change		(15.0)%

GAAP Rent Growth (2)
Expiring Rate per Square Foot		$22.98
New / Renewed Rate per Square Foot		$22.66
Percentage Change		(1.4)%

Weighted Average Lease Term - New (in months)		162
Weighted Average Lease Term - Renewal (in months)		55

(1)
Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those leases immediately prior to the expiration or termination.  Excludes new and renewed leases for spaces with more than six months of downtime.

(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

25

Maguire Properties, Inc. Second Quarter 2004

TENANT CONCESSIONS and LEASING COMMISSIONS (1)

	Q2 2004	Q1 2004	2003	2002	2001

Renewals (2)
Number of Leases	6	5	21	26	19
Square Feet	33,319	68,082	249,015	454,302	456,516
Tenant Concession Costs per Square Foot	$4.27	$28.88	$14.80	$1.67	$1.11
Leasing Commission Costs per Square Foot (3)	$4.55	$9.03	$3.29	$5.40	$2.11
Total Tenant Concession and Leasing Commission
Costs per Square Foot	$8.82	$37.91	$18.09	$7.07	$3.22
Costs per Square Foot per Year	$2.25	$5.21	$2.90	$1.53	$1.44

New / Modified Leases (4)
Number of Leases	11	10	48	27	42
Square Feet	274,211	90,968	1,185,349	225,464	654,179
Tenant Concession Costs per Square Foot	$46.40	$19.40	$40.24	$24.71	$17.27
Leasing Commission Costs per Square Foot (3)	$11.90	$5.31	$5.56	$6.48	$7.96
Total Tenant Concession and Leasing Commission
Costs per Square Foot	$58.30	$24.71	$45.80	$31.19	$25.23
Costs per Square Foot per Year	$4.51	$3.24	$7.26	$4.51	$3.15

Total
Number of Leases	17	15	69	53	61
Square Feet	307,530	159,050	1,434,364	679,766	1,110,695
Tenant Concession Costs per Square Foot	$41.83	$23.46	$35.82	$9.32	$10.63
Leasing Commission Costs per Square Foot (3)	$11.11	$6.90	$5.16	$5.76	$5.56
Total Tenant Concession and Leasing Commission
Costs per Square Foot	$52.94	$30.36	$40.98	$15.08	$16.19
Costs per Square Foot per Year	$4.23	$4.06	$6.51	$2.80	$2.87

(1)
Based on leases executed during the period. Excludes leases of related parties and excludes build out costs for raw space.  All periods presented include historical tenant concessions for One California Plaza and Park Place, which we acquired on November 6, 2003 and April 14, 2004, respectively.

(2)	Does not include retained tenants that have relocated to new space or expanded into new space.

(3)	Leasing commission costs exclude any commission paid to related parties.

(4)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

26

Maguire Properties, Inc. Second Quarter 2004

HISTORICAL CAPITAL EXPENDITURES

Office Properties (1)

	Q2 2004	Q1 2004	2003	2002	2001

Non-recoverable Capital Expenditures	$417,507	$586,346	$896,688	$975,649	$2,590,102
Total Square Feet (2)	8,515,321	8,504,775	8,501,855	8,470,554	8,427,639
Non-recoverable Capital Expenditures per Square Foot	$0.05	$0.07	$0.11	$0.12	$0.31

Recoverable Capital Expenditures (3)	$656,098	$183,851	$1,346,274	$6,677,588	$2,620,791
Total Square Feet (2)	8,515,321	8,504,775	8,501,855	8,470,554	8,427,639
Recoverable Capital Expenditures per Square Foot	$0.08	$0.02	$0.16	$0.79	$0.31

(1)	All periods presented include historical capital expenditures for One California Plaza and Park Place, which we acquired on November 6, 2003 and April 14, 2004, respectively.

(2)	The square footage of Cerritos is deducted from the total square feet amount as the tenant pays for all capital expenditure activities.

(3)
Recoverable capital improvements, such as equipment upgrades, are generally financed through a capital lease. The annual amortization, based on each asset's useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

27

Maguire Properties, Inc.. Second Quarter 2004

OFFICE MARKET OVERVIEW

		Q2 2004			Q1 2004			2003			2002			2001

Submarket	Lease Type (1)	Annual Rent PSF(2)	Direct Vacancy Rate	Overall Vacancy Rate(3)	Annual Rent PSF(2)	Direct Vacancy Rate	Overall Vacancy Rate(3)	Annual Rent PSF(2)	Direct Vacancy Rate	Overall Vacancy Rate(3)	Annual Rent PSF(2)	Direct Vacancy Rate	Overall Vacancy Rate(3)	Annual Rent PSF(2)	Direct Vacancy Rate	Overall Vacancy Rate(3)

Los Angeles County
Bunker Hill	NNN	19.97	8.7%	12.7%	19.22	8.2%	11.7%	19.60	7.1%	10.5%	20.40	8.0%	13.8%	21.70	4.8%	8.2%
Tri-Cities (4)	FSG	27.44	12.2%	13.6%	26.94	13.9%	15.4%	27.05	12.9%	14.7%	27.86	12.1%	18.7%	26.83	10.8%	16.3%
Cerritos	FSG	23.52	11.0%	11.3%	23.40	13.0%	13.0%	24.36	11.0%	11.4%	24.84	15.4%	16.0%	20.88	4.7%	10.9%

Orange County
Orange County (5)	FSG	23.28	13.8%	15.5%	23.40	14.0%	15.6%	23.16	14.3%	15.8%	24.36	15.8%	17.5%	26.77	14.8%	17.4%
John Wayne Airport	FSG	25.44	14.0%	15.9%	25.68	14.1%	16.1%	25.44	14.4%	16.4%	27.60	16.5%	19.2%	31.07	13.3%	16.5%

Source: Cushman & Wakefield

(1)	NNN = Triple Net Lease; FSG = Full Service Gross Lease

(2)	This data represents the weighted average asking rent per square foot for available space.

(3)	This data represents the overall vacancy rate which includes sublease vacancy.

(4)	Tri-Cities excludes North Hollywood and Pasadena East.

(5)	This data represents the entire Orange County market.

28

Maguire Properties, Inc. Second Quarter 2004

HOTEL PERFORMANCE

Westin Hotel, Pasadena, CA (1)	Q2 2004	Q2 2003	Percent Change	YTD June 30, 2004	YTD June 30, 2003	Percent Change

Occupancy	81.2%	72.9%	11.3%	79.9%	74.4%	7.3%

Average Daily Rate	$136.74	$122.64	11.5%	$138.26	$121.45	13.8%

Revenue Per Available Room (REVPAR)	$111.03	$89.44	24.1%	$110.46	$90.39	22.2%

Hotel Net Operating Income (2)	$1,621,421	$987,080	64.3%	$3,015,676	$1,907,058	58.1%

HOTEL HISTORICAL CAPITAL EXPENDITURES
Westin Hotel, Pasadena, CA (1)	Q2 2004	Q1 2004	2003	2002	2001

Hotel Improvements and Equipment Replacements	$67,672	$12,696	$440,341	$760,044	$546,543

Total Hotel Revenue	$5,285,257	$5,199,447	$18,449,302	$20,005,000	$19,345,688

Hotel Improvements as a Percentage of Hotel Revenue	1.3%	0.2%	2.4%	3.8%	2.8%

Renovation and Upgrade Costs (3)	$1,890,494	$715,036	$953,257	$–	$–

(1)	The Westin Hotel operated under a Doubletree flag until it was rebranded on December 20, 2002.

(2)	Includes air space lease expense of $89,739 per quarter and excludes hotel capital expenditures reserve.

(3)	The Westin Hotel is undergoing certain renovations through December 2005. The re-branding, upgrading and renovation costs are estimated at $13 million, of which $3.5 million has been funded by Westin.

29

Maguire Properties, Inc. Second Quarter 2004

OPTION AND UNDEVELOPED PROPERTIES

			As of June 30, 2004

		Percentage		Developed / Developable
Property	Location	Leased	Acreage	Square Feet	Status

Option Properties (1) -

1733 Ocean Avenue	Santa Monica, CA	40%	N/A	91,398	Complete

Western Asset Plaza	Pasadena, CA	76%	N/A	256,987	Complete

Water's Edge I (2)	Los Angeles, CA	100%	N/A	245,530	Complete

Water's Edge II (2)	Los Angeles, CA	N/A	2	130,000	Undeveloped

Undeveloped Owned Properties -

Glendale Center - Phase II	Glendale, CA	N/A	2	300,000	Undeveloped

			Total	1,023,915

(1)	We hold options at various terms for these properties.

(2)	We hold an option on a one-eighth partnership interest in these two properties.

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Maguire Properties, Inc. Second Quarter 2004

MANAGEMENT STATEMENTS ON NON-GAAP SUPPLEMENTAL MEASURES

Funds from Operations:
We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Adjusted Funds from Operations:
We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring capital expenditures required to maintain and re-tenant our properties and (iv) regular principal payments required to service our debt. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other equity REITs may not calculate AFFO in a consistent manner, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.

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Maguire Properties, Inc. Second Quarter 2004

MANAGEMENT STATEMENTS ON NON-GAAP SUPPLEMENTAL MEASURES – continued

EBITDA:
We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should be considered only as supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA is not a measure of our financial performance and should not be considered as an alternative to net income as an indicator of our operating performance. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not comparable to such other REITs’ EBITDA.

Coverage Ratios:
We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.

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